UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2012
   _____________________
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Air Transport Services Group, Inc. (“ATSG”) and Red Mountain Capital Partners LLC ("Red Mountain") are parties a Confidentiality and Standstill Agreement, dated February 2, 2009 (the “Agreement”). The Agreement provides in pertinent part that, for the period commencing on February 2, 2009 and ending on the later to occur of December 31, 2009, or the date upon which no persons affiliated with Red Mountain are serving on the board of directors of ATSG (the “Board of Directors”), neither Red Mountain nor its Affiliates nor any other person affiliated with Red Mountain shall, without the prior written consent of ATSG or the Board of Directors, directly or indirectly acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, (i) any additional common stock or direct or indirect rights to acquire any common stock of ATSG or any subsidiary thereof, or of any successor to or person in control of ATSG such that Red Mountain, the Affiliates and any other person affiliated with Red Mountain, collectively, beneficially own, directly or indirectly, for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder (or any comparable or successor law or regulation) in excess of 14.9% of the amount of the issued and outstanding common stock of ATSG, or (ii) any assets of ATSG or any subsidiary or division thereof or of any such successor or controlling person.
On June 15, 2012, the Agreement was amended pursuant to a First Amendment to Confidentiality and Standstill Agreement (the “Amendment”), dated as of June 11, 2012. The Amendment increased the percentage limitation discussed in the preceding paragraph from 14.9% to 17.49%. However, for so long as the standstill provisions in the Agreement are in effect, Red Mountain has agreed that it will vote any shares of ATSG that it owns in excess of 14.9% in accordance with the Board of Directors' publicly stated recommendations for voting on such matters, unless otherwise previously agreed to in writing by ATSG or the Board of Directors. A copy of the Agreement and Amendment are filed herewith as Exhibit 10.1.
J. Christopher Teets, a member of the Board of Directors of ATSG, is also a partner of Red Mountain. As of the date of the Amendment, Red Mountain owned approximately 9.5 million common shares of ATSG, or 14.9%, of the approximately 64.3 million ATSG shares outstanding.
See also Item 3.03, including Exhibit 4.1, of this Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.
Air Transport Services Group, Inc. (“ATSG”) and Computershare Trust Company, N.A., as successor rights agent (“Rights Agent”), are parties to that certain Preferred Stock Rights Agreement, dated as of December 31, 2007, as amended by the First Amendment to the Preferred Stock Rights Agreement (the “First Amendment”), dated as of October 30, 2009 (the “Rights Agreement”). On June 14, 2012, the Rights Agreement was further amended pursuant to the Second Amendment to Preferred Stock Rights Agreement, dated as of June 11, 2012 (the “Second Amendment”). The Second Amendment increases the beneficial ownership threshold from 15% to 17.5% by which a Person, including any such Person's Affiliates or Associates (as those terms are defined in the Rights Agreement), becomes an “Acquiring Person” as contemplated by the Rights Agreement, subject to certain exceptions, and makes certain other changes to the Rights Agreement. A copy of the First Amendment and Second Amendment are filed herewith as Exhibit 4.1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	6/18/2012